Exhibit 4.8

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Execution Version

AMENDMENT NO. 3 TO PURCHASE AGREEMENT
This Amendment No. 3 to Purchase Agreement (this “Amendment”) is made and entered into as of November 25, 2021, by and among VectivBio Holding AG (“New Holdco”), CTI Life Sciences Fund, L.P. (“CTI”), Fonds de solidarité des travailleurs du Québec (FTQ) (“FTQ”) and Ferring International Center SA (“Ferring” and, together with CTI and FTQ, the “GLyPharma Shareholders”) in their capacity as the former shareholders of GLyPharma Therapeutic Inc. (“GLyPharma”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in that certain Share Purchase Agreement, made and entered as of September 30, 2018, by and among New Holdco, GLyPharma Therapeutic Inc. and the GLyPharma Shareholders, as amended thereafter by Amendment No. 1 to Purchase Agreement, dated May 9, 2019 and Amendment No. 2 to Purchase Agreement, dated December 12, 2019 (the “Purchase Agreement”).
Recitals
A.    The parties wish to amend the Purchase Agreement as set forth in this Amendment and the respective parties have each approved this Amendment, such amendment to be effective immediately following the execution hereof by the requisite parties.
Agreement
The parties to this Amendment, intending to be legally bound, hereby agree as follows:
1.Amendments.
1.1Section 2.6(c) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
2.6(c)     Payment Procedure for Additional Milestones. The Third Milestone Payment shall become payable and due on November 30, 2021. The Third Milestone Payment shall amount to $20,000,029, of which $10,000,000 shall be paid in cash and $10,000,029 shall be paid in the form of Additional Milestone Shares (by way of set-off) at a price per share equal to $17.00, which is the opening trading price of New Holdco’s ordinary shares following the New Holdco IPO. On November 30, 2021, each of the GLyPharma Shareholders shall deliver a duly executed subscription form to New Holdco in the form as attached hereto as Exhibit A, and New Holdco shall deliver or cause to be delivered to the Shareholders, such number of Additional Milestone Shares and such amount of cash in U.S. dollars by wire transfer of immediately available funds to the account designated by each Shareholder on or before November 28, 2021, as set forth in Section 2 below.

2.Third Milestone Payment Acknowledgement. The GLyPharma Shareholders acknowledge and agree that, in accordance with the terms of this Amendment, the aggregate Third Milestone Payment shall consist of (i) a cash payment equal to $10,000,000 and (ii) the issuance of shares of Additional Shares to the GLyPharma Shareholders, in each case in accordance with their respective Proportionate Shares in the amounts set forth below (items (i) and (ii) referred to herein as the “Third Milestone Final Payout”). Upon receipt of the Third Milestone Final Payout (with the Additional Shares from the Third Milestone Payment to be deemed delivered upon their book entry with New Holdco’s transfer agent in the name of the respective GLyPharma Shareholder), the GLyPharma Shareholders agree and acknowledge that all Milestone Payments under the Purchase Agreement shall have been fully paid and settled and that the GLyPharma Shareholders have no claim or recourse for any additional consideration of any type, including additional Milestone Payments, under the Purchase Agreement, as further modified by this Amendment.

GLyPharma Shareholder Name	Third Milestone Payment Cash Portion	Third Milestone Payment Additional Shares Portion
CTI Life Sciences Fund, L.P.	$[***]	[***] Additional Milestone Shares (corresponding to $[***] at a price per Additional Milestone Share of $17)
Fonds De Solidarité Des Travailleurs Du Québec (FTQ)	$[***]	[***] Additional Milestone Shares (corresponding to $[***] at a price per Additional Milestone Share of $17)
Ferring International Center SA	$[***]	[***] Additional Milestone Shares (corresponding to $[***] at a price per Additional Milestone Share of $17)
3.Continuing Effectiveness. Except as expressly modified by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its terms. This Amendment shall be an amendment to the Purchase Agreement and shall become effective when executed and delivered by all the parties hereto. Upon this Amendment becoming effective, all references in the Purchase Agreement to “the Agreement” or “this Agreement,” as applicable, shall be to the Purchase Agreement, as further modified by this Amendment.
4.Applicable Law. This Amendment shall be governed by, and construed in accordance with, the Laws of Québec and Canada, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws.
5.Counterparts; Exchanges by Electronic Transmission. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by all parties by electronic transmission in .PDF format shall bind the parties to the terms and conditions of this Amendment.
(Remainder of page intentionally left blank)
Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

In Witness Whereof, the parties have caused this Amendment to be executed as of the date first above written.
VECTIVBIO HOLDING AG
By:     /s/ Luca Santarelli
    Name: Luca Santarelli
    Title: CEO
By:     /s/ Claudia D’Augusta
    Name: Claudia D’Augusta
    Title: CFO
GLYPHARMA THERAPEUTIC INC.
By:     /s/ Luca Santarelli
    Name: Luca Santarelli
    Title: CEO

Signature Page to Amendment No. 3 to Purchase Agreement

    In Witness Whereof, the parties have caused this Amendment to be executed as of the date first above written.
CTI LIFE SCIENCES FUND, L.P.
By its general partner, CTI Partners, L.P.
By its general partner, CTI General Partner, Inc.
By:     /s/ Ken Pastor
    Name: Ken Pastor
    Title: General Partner
FONDS DE SOLIDARITÉ DES TRAVAILLEURS DU QUÉBEC (FTQ)
By:     /s/ Geneviève Guertin
    Name: Geneviève Guertin
    Title: Vice-President, Investments – Life Sciences
FERRING INTERNATIONAL CENTER SA
By:     /s/ Marco Zevenboom
    Name: Marco Zevenboom
    Title: Vice President, Accounting & Reporting Group Finance
By:     /s/ Jan Peutzfeldt
    Name: Jan Peutzfeldt
    Title: Senior Vice President, Global Marketing and Business Development, Commercial Operations
Signature Page to Amendment No. 3 to Purchase Agreement

Exhibit A
Form of Subscription Agreement